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                                                                    EXHIBIT 10.9

                              ADDENDUM TO SUBLEASE

1.    PARTIES.

      This Addendum to Sublease ("Sublease Addendum"), dated for reference purposes as of April 8, 2002, is made between WebSideStory, Inc. ("Sublessor"), and Avexus, Inc. ("Sublessee") in reference to that certain Sublease between Sublessor and Sublessee dated as of July 6, 2001 (the "Sublease"). This Sublease Addendum is a supplement to the Sublease, and together the Sublease and this Sublease Addendum form one integrated agreement.

2.    MASTER LEASE.

      Sublessor is the tenant under a written lease dated August 23, 1999 (the "Master Lease"), wherein LNR Seaview, Inc, a California corporation ("Lessor") leased to Sublessor the real property located in the City of San Diego, County of San Diego, State of California, described as: 10182 Telesis Court, Suites 400, 500 and 600, San Diego, California, 92121 ("Master Premises"). A true and correct copy of the Master Lease is attached hereto to the Sublease. Any capitalized terms used herein and not defined herein shall have the meanings set forth for such capitalized terms in the Master Lease. Any capitalized terms in this Sublease
      Addendum not defined herein shall have the meanings assigned to such terms in the Sublease.

3.    SUBLEASED PREMISES; USE.

      Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease Addendum the following portion of the Master
      Premises: the portion of Suite 600 at 10182 Telesis Court indicated on EXHIBIT A attached hereto and consisting of the seven adjacent offices in area #7 (starting with the office adjacent to area #9 (the conference room) plus the adjacent hallway space in Area # 7, as marked on Attachment A (the "Additional Subleased Premises"). Sublessee may use the Additional Subleased Premises for the uses identified in Section 1.12 and Article 6.1 of the Master Lease.

4.    TENANT IMPROVEMENTS AND UTILITIES.

      Sublessee shall not be entitled to construct any tenant improvements in the Additional Subleased Premises. At Sublessor's option, and subject to Landlord's consent, Sublessor may construct a hallway door between office number 7 and the next adjacent office (which office is marked office number "8" on EXHIBIT A). In such event, Sublessee will reimburse sublessor for 50% of the expense of such construction, not to exceed $2,000. Sublessee's rent will not be reduced during the construction period. Sublessee acknowledges that it will be responsible for the cost of running telephone cabling, data cabling, etc. to the Additional Subleased Premises, and all such cabling shall be done in a manner approved in advance by Sublessor with the objective of minimizing the expense of return of the Additional Subleased Premises to Sublessor at the end of the Term specified in Section 6. Utilities, security service and other expenses directly related to the entire sixth floor of the Master Premises (and not constituting Direct Expenses or Utilities Costs) will be allocated between the Sublessee and the Sublessor so that Sublessee will pay to Sublessor each month as invoiced by the applicable service provider an additional

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      14% of the total charges as reflected on such invoices. For the avoidance of doubt, the foregoing amount is in addition to the amounts required under the Sublease.

5.    WARRANTIES AND COVENANTS OF SUBLESSOR.

      Sublessor warrants and represents that, as of the Addendum Commencement Date (defined below), (i) the Additional Subleased Premises complies with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions and restrictions ("Laws"), (ii) the Additional Subleased Premises are in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator, doors, and other systems serving the Additional Subleased Premises are in good operating condition and repair and (iv) that there are no "Hazardous Materials" present in the Additional Subleased Premises. Sublessor shall, promptly after receipt of notice from Sublessee, remedy any non-compliance with such warranty at Sublessor's sole cost and expense.

      As an inducement to Sublessee to enter the Sublease Addendum, Sublessor represents and warrants that (i) the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Lessor or Sublessor, nor has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; (ii) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Lessor or third parties which could, in the aggregate, adversely affect the Additional Subleased Premises or any part thereof or the ability of Lessor or Sublessor to perform their respective obligations under the Master Lease or of Sublessor to perform its obligations under the Sublease Addendum, and Sublessor is not aware of any facts that might result in any such actions, suits or proceedings; (iii) there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, and Sublessor has no knowledge that any such action currently is contemplated.

      Sublessor shall (i) keep the Master Lease in effect; (ii) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder that in any such case would affect the Sublessee without, in each instance, Sublessee's prior written consent; (iii) pay the rent due and perform all of Sublessor's other obligations under the Master Lease, except to the extent that Sublessee is obligated to perform such other obligations under the Sublease Addendum; (iv) not take any action or omit to take any action that could cause or constitute a breach of the Master Lease or otherwise give rise to a right of Lessor to terminate the Master Lease or declare any provision thereof to have become ineffective; and (v) enforce performance of all obligations of Lessor under the Master Lease. In enforcing performance of all such obligations of Lessor, Sublessor shall
      (a) upon Sublessee's written request, immediately notify Lessor of its nonperformance under the Master Lease and request that Lessor perform its obligations under the Master Lease, and (b) permit Sublessee to commence a lawsuit or other action in Sublessee's name (and assign to Sublessee any rights of Sublessor required in connection therewith), or commence a

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      lawsuit or other action in Sublessor's name, to obtain the performance required from Lessor under the Master Lease, provided that Sublessee pays all costs and expenses incurred in connection with any such lawsuit or other action. Sublessor will also deliver all notices received from or sent to the Lessor affecting the Additional Subleased Premises, including, without limitation, any notices relating to any breaches or defaults under the Master Lease,

6.    TERM.

      For purposes of this Sublease Addendum, the term of this Sublease Addendum ("Sublease Addendum Term") shall commence on approval of this Sublease Addendum and, unless earlier terminated, continue until December 31, 2002. Either Sublessee or Sublessor may terminate this lease earlier in its discretion upon 75 days (seventy five days) written notice. Sublessor shall deliver possession of the Additional Subleased Premises no later than one (1) day after the receipt by Sublessor of the Lessor's consent referred to in Section 17. Notwithstanding the foregoing, if Sublessor has not delivered possession to Sublessee within one (1) day after receipt by Sublessor of the Lessor's consent referred to in Section 17, then at any time thereafter and before delivery of possession of the Additional Subleased Premises to Sublessee, Sublessee may give written notice to Sublessor of Sublessee's intention to terminate this Sublease Addendum in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease Addendum shall be returned to Sublessee, this Sublease Addendum shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

7.    RENT.

            Sublessee shall pay to Sublessor "Additional Basic Rent" of $5,000 for April 2002, or any part thereof and $5,000 per month thereafter. Such Additional Basic Rent payments shall be without deduction, setoff, notice or demand, at 10182 Telesis I Court, Suite 600, San Diego, California, 92121, or at such other place as Sublessor shall I designate from time to time by written notice to Sublessee. For the avoidance of doubt, the foregoing amount is in addition to the amounts required under the Sublease.

      In the event that the Lessor has not provided consent by April 19, 2002, then either the Sublessor or the Sublessee may cancel this Sublease Addendum without any further financial or legal obligation to the other party.

      For purposes of this Sublease Addendum, "Base Year" shall mean calendar year 2000, and Sublesee's "Additional Tenant's Percentage" shall be 2.1%. For the avoidance of doubt, the foregoing amount is in addition to the percentage under the Sublease. Sublessee's Additional Tenant's Percentage is determined by dividing 2,618 rentable square feet in the Additional Subleased Premises by 122,798, the rentable square feet of the Building and expressing the result as a percentage. (Both parties acknowledge that

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      such square footage is an only a rough estimate for purposes of cost allocation). Sublessee shall pay Sublessee's Tenant's Percentage of Direct Expenses and Utilities Costs in the same manner as set forth in, and pursuant to the terms of, Article 4 of the Master Lease. In no event shall Sublessee's obligation to pay Direct Expenses and Utilities Costs exceed Sublessee's Tenant's Percentage share of Direct Expenses and Utilities Costs due and payable by Sublessor under the Master Lease. Sublessee shall pay Sublessee's Tenant's Percentage of Direct Expenses and Utilities Costs as and when the same is due and payable to Lessor under the Master Lease and no earlier. Sublessee shall be entitled to its pro rata share of all credits, if any, given by Lessor to Sublessor for Sublessor's and/or Sublessee's overpayment of Direct Expenses and Utilities Costs. Sublessee shall be entitled to, and benefit from, any rental abatement granted Sublessor under the Master Lease for whatever reason to the extent that such abatement relates to the Additional Subleased Premises and the Sublease Addendum term. Sublessee shall be permitted to request after-hours air conditioning services, and the actual amounts for such services that are charged to Sublessor will be paid by Sublessee.

8.    MAINTENANCE.

      Sublessee shall have all maintenance obligations of the tenant under the Master Lease applicable to the Additional Subleased Premises. Sublessor shall have no maintenance or repair obligations with respect to the Additional Premises.

9.    PERSONAL PROPERTY.

      During the Term of the Sublease Addendum, Sublessee shall be allowed to use the items of personal property (e.g. furniture, etc.) currently located in the Additional Subleased Premises and as listed and described on Exhibit B. Sublessee shall keep all such items in good condition and repair and return same to Sublessor at the end of the Term, subject to ordinary wear and tear. Any modifications to such items shall be subject to the prior written approval of Sublessor; provided, however, that in the event any such modifications are approved, such items shall be returned to Sublessor at the end of the Sublease Addendum Term with such approved modifications intact. The parties agree that $374 of the monthly Additional Basic Rent shall be allocated to the lease of personal property referenced in this Section 9. For the avoidance of doubt, the foregoing amount is in addition to the amounts allocated under the Sublease.

10.   OTHER PROVISIONS OF SUBLEASE ADDENDUM.

      All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease Addendum as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Additional Subleased Premises the Master Premises. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Additional Subleased Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 7 of this Sublease Addendum. The parties agree that the Waiver of Subrogation set forth in Section 22(i) shall apply as between

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      Sublessor and Sublessee notwithstanding anything to the contrary in the
      Sublease Addendum, Sublease or Master Lease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates for any reason other than a default by Sublessor as Tenant under the Master Lease, Sublease, or this Sublease Addendum shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease Addendum. If the Master Lease terminates for a default by Sublessor as Tenant under the Master Lease, Sublease, or this Sublease Addendum shall terminate except as otherwise agreed to by Lessor and Sublessee, and Sublessor shall not be relieved of any liability or obligation under this Sublease Addendum. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. If Lessor seeks to terminate the Master Lease because of a default or alleged default by Sublessor under the Master Lease, Sublessor shall use its reasonable good faith efforts to maintain the Master Lease in full force and effect for the benefit of Sublessee and Sublessor and to reinstate the Master Lease and/or to claim and pursue any right of redemption or relief from forfeiture of the Master Lease (and as a consequence thereof any forfeiture of the Sublease Addendum) to which Sublessor may be entitled at law or in equity. Any breach of this Sublease Addendum will be considered a breach of the Sublease and any breach of the Sublease will be considered a breach of this Sublease Addendum.

11.   NONAPPLICABLE MASTER LEASE PROVISIONS.

      Notwithstanding Section 10 above, (a) the following sections of the Master Lease shall not apply under this Sublease Addendum: In the Summary of Basis Lease Information: Section 1.2 (Tenant's Address); Section 1.5 (Premises); Section 1.6 (Term); Section 1.7 (Estimate of Commencement
      Date); Section 1.8 (Monthly Basic Rent); Section 1.9 (Tenant's Percentage); Section 1.10 (Base Year); Section 1.11 (Security Deposit);
      Section 1.13 (Tenant Improvements); Section 1.15 (Parking with respect to exclusive spaces only); in the Master Lease itself: Section 1.4 (Suite
      400) Article 2 (Term); Article 3.1 (with respect to the amount of Basic
      Rent); Section 4.4(g) (first sentence only); Section 5.1 (first and last sentence only); Section 5.2(a) (first sentence only); Section 5.2(b) (Letter of Credit amount); Section 6.3(a); Section 7 (only with respect to specified addresses); Section 8; Section 12.5; Section 12.6; Section 31 (second sentence only); Article 34 (Right of First Refusal); Article 35 (Temporary Space); Article 36 (Option Term); Exhibit B, Exhibit C (Work Letter Agreement) and Exhibit D; (b) references in the following provisions to "Landlord" shall mean Lessor only: in the Summary of Basic Lease Information: Section 1.1; in the Master Lease itself: Sections 1.2; 1.3; 4.2; 4.4(c); 4.4(d); 4.4(e); 4.6; 4.7 (Tenant's Audit Rights); 6.2;
      11.2; 12.1(c) (second to last sentence only); 12.1(d); Article 18; Article 19; Article 25; Section 28.1; and Article 30; and Exhibit E.;. Notwithstanding Section 14 of the Master Lease, a sale or transfer of

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      Sublessee's capital stock shall not be deemed an assignment, subletting or any other transfer of the Sublease Addendum or the Additional Subleased Premises.

12.   SIGNAGE AND PARKING.

      Sublessee and Sublessor will mutually agree in good faith on acceptable signage for both parties in the shared sixth floor reception areas and lobby signage (subject to the consent of Lessor). Any other signage of Sublessee will be as Sublessee and Lessor may mutually agree. Sublessee shall have use of 5 parking spaces per Section 1.16 of the Master Lease, subject to the other parking provisions of the Master Lease. For the avoidance of doubt, the foregoing parking space allotment is in addition to the parking space allotment under the Sublease.

13.   ATTORNEYS' FEES.

      If Sublessor or Sublessee shall commence legal action against the other arising out of or in connection with this Sublease Addendum, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

14.   AGENCY DISCLOSURE.

      Sublessor and Sublessee each warrant that they have dealt with no real estate broker finders, agents or salesmen in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party's actions or dealings with such agent, broker, salesman or finder.

15.   COMMISSION.

      Neither Sublessee nor Sublessor has any obligation to pay any commission to any third party in connection with this Sublease Addendum.

16.   NOTICES.

      All notices and demands, which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be hand delivered or sent by nationally recognized overnight courier to the Sublessee at the Additional Subleased Premises, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be hand delivered or sent by nationally recognized overnight courier to the Sublessor at the address set forth above in Section 7, and to such other person or place as a the Sublessor may from time to time designate in a notice to the Sublessee.

17.   CONSENT BY LESSOR.

      THIS SUBLEASE ADDENDUM AND SUBLESSOR'S AND SUBLESSEE'S OBLIGATIONS HEREUNDER ARE CONDITIONED UPON THE WRITTEN

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      CONSENT OF LESSOR IN FORM AND SUBSTANCE SATISFACTORY TO SUBLESSEE AND
      SUBLESSOR AND THIS SUBLEASE ADDENDUM SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR, ON OR BEFORE APRIL 19, 2002.

Upon receipt of notice that Lessor has consented to the Sublease Addendum, Sublessor shall promptly inform Sublessee that such consent has been obtained so that Sublessee may make arrangement with respect to any work that needs to be done to the Additional Subleased Premises as part of Sublessee's relocation thereto.

18.   MUTUAL NO-HIRE.

Throughout the Sublease Addendum Term, neither Sublessor nor Sublessee shall solicit for employment the employees of the other party.

20.   MISCELLANEOUS.

Should any provision of this Sublease Addendum be invalid, illegal or unenforceable, the remaining provisions will continue as valid, legal and enforceable. This Sublease Addendum and the Sublease constitute the entire agreement between the parties with respect to its subject matter. No oral modification or waiver of any provision of this Sublease Addendum will be binding on either party. Any failure of either party to enforce this Sublease Addendum as to any breach by the other party will not be deemed to be a waiver. In the event that the Master Lease is terminated and Lessor recognizes the Sublease Addendum, upon the written request of Sublessee, Sublessor shall promptly transfer the security deposit and letter of credit to Lessor, provided that Sublessee is not then in default under this Sublease Addendum.

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In witness whereof the parties below enter into this Agreement as of the dates first above written.

SUBLESSOR: WEBSIDESTORY, INC.                    SUBLESSEE: AVEXUS, INC.,
a Delaware corporation '                         a Delaware Corporation

By: /s/ John J. Hentrich                         By: /s/ Jim L. Temple

Name: John J. Hentrich                           Name: Jim L. Temple

Title: President & CEO                           Title: Vice President, Finance

Date: April 8, 2002                              Date: 4/08/02

CONSENT OF LESSOR:

By:

Name:

Title:

Date:

     [Signature Page to Sublease Addendum Agreement for 10182 Telesis Court
                                   Suite 400]

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                                    EXHIBIT A

                                  [FLOOR PLAN]

WEBSIDE STORY

6TH FLOOR @ SEAVIEW CORPORATE CENTER

                                AREA SUMMARY

VERTICAL SHAFTS                              909 S.F.
(STAIRS/ELEV./SHAFTS)

COMMON AREA                                2,349 S.F.
(RESTROOMS/ELEV. LOBBY/CORRIDOR)

USABLE                                    15,545 S.F.
(AREAS #1-#9)
-----------------------------------------------------
TOTAL                                     18,803 S.F.

                                    EXHIBIT B

                          Listing of Personal Property

Each of the seven offices are equipped with desks. No other furniture is located in the offices.